As filed with the Securities and Exchange
Commission on October 30, 1998                     Registration No. 333-
                                                                        -------


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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                             EARTHLINK NETWORK, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                    58-2389244
(State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                               3100 New York Drive
                                    Suite 210
                           Pasadena, California 91107
                    (Address of Principal Executive Offices)

                               -------------------


                             EARTHLINK NETWORK, INC.
                             1995 STOCK OPTION PLAN
                            (Full Title of the Plan)

                               -------------------


                                Kirsten L. Hansen
                     Secretary and Director of Legal Affairs
                               3100 New York Drive
                                    Suite 210
                           Pasadena, California 91107
                                 (626) 296-2400
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                               -------------------

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed maximum      Proposed maximum
      Title of securities            Amount to be        offering price           aggregate           Amount of
       to be registered              registered(1)        per share(2)        offering price(2)   registration fee
--------------------------------- ------------------- --------------------- --------------------- ------------------
Common Stock, $.01                     2,000,000            $36.75              $73,500,000           $20,433
par value....................           shares
--------------------------------- ------------------- --------------------- --------------------- ------------------

         (1) Pursuant to Rule 416(a) the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

         (2) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $36.75 per share, which was the average of the high and low prices of the Registrant's Common Stock on October 26, 1998, as reported in The Wall Street Journal.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              Explanation Statement


         This Registration Statement on Form S-8 is filed to register 2,000,000 additional shares of the Company's Common Stock, $.01 par value per share, under the 1995 Stock Option Plan that were created as a result of Company stock splits. The Company's 1995 Stock Option Plan was registered originally pursuant to a Registration Statement on Form S-8 (Registration
No. 333-22317) and subsequently amended to register additional shares pursuant to a Registration Statement on Form S-8 (Registration No. 333-48909), the contents of which are hereby incorporated by reference.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.

         See Form S-8 (Reg. No. 333-22317) and Form S-8 (Reg. No. 333-48909).

Item 2.   Registrant Information and Employee Plan Annual Information.

         See Form S-8 (Reg. No. 333-22317) and Form S-8 (Reg. No. 333-48909).


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

         The following documents, filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

                           (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

                           (ii) the Company's Current Report on Form 8-K, dated August 13, 1998;

                           (iii) the Company's Quarterly Report on Form 10-Q for
                                 the quarter ended June 30, 1998;

                           (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

                           (v) the Company's Current Report on Form 8-K, dated February 17, 1998;

                           (vi) The description of the Company's Common Stock, $.01 par value per share, contained in the Company's Registration Statement on Form 8-A filed on January 9, 1997 (Registration No. 000-20799).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under Section 145 of the General Corporation Law of the State of Delaware, as amended, the Registrant has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the Registrant if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision.

         Article XII of the Registrant's By-laws generally permits indemnification of directors and officers to the fullest extent authorized by the General Corporation Law of the State of Delaware. In addition, the Company maintains customary directors' and officers' liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

    Exhibit No.                                                Description
    -----------                                                -----------
        4.1          Amended and Restated Certificate of Incorporation (incorporated herein by reference to
                     Exhibit 3.1 of the Registrant's Registration Statement on Form S-4, Reg. No. 333-52507).

        4.2          Bylaws (incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration
                     Statement on Form S-4, Reg. No. 333-52507).

        4.3          Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.2 of the
                     Registrant's Registration Statement on Form S-1, Reg. No. 333-15781).

        4.4          EarthLink Network, Inc. 1995 Stock Option Plan

         5           Opinion of Hunton & Williams, as counsel.

       23.1          Consent of Hunton & Williams (included in Exhibit 5).

    Exhibit No.                                                Description
    -----------                                                -----------

       23.2          Consent of PricewaterhouseCoopers LLP, independent accountants.

        24           Power of Attorney (see signature pages to this Registration Statement).

Item 9.   Undertakings.

         (a) The Company hereby undertakes:

             1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to
                            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pasadena, California on this 29th day of October, 1998.

                                    EARTHLINK NETWORK, INC.

                                    By:  /s/ Charles G. Betty
                                       ----------------------------
                                             Charles G. Betty
                                             President, Chief Executive
                                             Officer and Director

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles G. Betty and Grayson L. Hoberg as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on October 29, 1998 by the following persons in the capacities indicated.


/s/ Charles G. Betty
-------------------------------- President, Chief Executive Officer and Director
Charles G. Betty                 (principal executive officer)

/s/ Grayson L. Hoberg
-------------------------------- Vice President, Finance and Chief Financial
Grayson L. Hoberg                Officer (principal financial and accounting
                                 officer)

/s/ Sky D. Dayton
-------------------------------- Chairman of the Board of Directors
Sky D. Dayton

/s/ Sidney Azeez
-------------------------------- Director
Sidney Azeez

/s/ Robert M. Kavner
-------------------------------- Director
Robert M. Kavner

/s/ Linwood A. Lacy, Jr.
-------------------------------- Director
Linwood A. Lacy, Jr.

/s/ Paul McNulty
-------------------------------- Director
Paul McNulty

/s/ Kevin M. O'Donnell
-------------------------------- Director
Kevin M. O'Donnell

/s/ William T. Esrey
-------------------------------- Director
William T. Esrey

/s/ Reed E. Slatkin
-------------------------------- Director
Reed E. Slatkin

/s/ Patti S. Manuel
-------------------------------- Director
Patti S. Manuel

                                  EXHIBIT INDEX




    Exhibit No.                                                Description
    -----------                                                -----------
        4.1          Amended and Restated Certificate of Incorporation (incorporated herein by reference to
                     Exhibit 3.1 of the Registrant's Registration Statement on Form S-4, Reg. No. 333-52507).

        4.2          Bylaws (incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration
                     Statement on Form S-4, Reg. No. 333-52507).

        4.3          Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.2 of the
                     Registrant's Registration Statement on Form S-1, Reg. No. 333-15781).

        4.4          EarthLink Network, Inc. 1995 Stock Option Plan

         5           Opinion of Hunton & Williams, as counsel.

       23.1          Consent of counsel (included in Exhibit 5).

       23.2          Consent of PricewaterhouseCoopers LLP, independent accountants.

        24           Power of Attorney (see signature pages to this Registration Statement).


                                       1